EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned Directors and Officers of Commerce Bancshares, Inc. do hereby name, constitute and appoint James L. Swarts, Jeffery D. Aberdeen or Thomas J. Noack, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of Commerce Bancshares, Inc. to sign and execute a Registration Statement on Form S-4, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of shares of common stock of Commerce Bancshares, Inc.

Executed this 21st day of June, 2013.

/s/ Terry Bassham	/s/ Jonathan M. Kemper
Terry Bassham	Jonathan M. Kemper

/s/ John R. Capps	/s/ Terry O. Meek
John R. Capps	Terry O. Meek

/s/ Earl H. Devanny	/s/ Benjamin F. Rassieur, III
Earl H. Devanny	Benjamin F. Rassieur, III

/s/ Todd R. Schnuck
W. Thomas Grant, II	Todd R. Schnuck

/s/ Andrew C. Taylor
James B. Hebenstreit	Andrew C. Taylor

/s/ David W. Kemper	/s/ Kimberly G. Walker
David W. Kemper Director and CEO	Kimberly G. Walker

/s/ Charles G. Kim	/s/ Jeffery D. Aberdeen
Charles G. Kim Chief Financial Officer	Jeffery D. Aberdeen Controller